UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)          May 26, 2004
                                                               ------------


                                 GRILL CONCEPTS, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

          Delaware                     0-23226                  13-3319172
----------------------------      ----------------        ---------------------
(State or other jurisdiction      (Commission file        (IRS Employer Number)
       of incorporation                 number)


        11661 San Vicente Blvd., Suite 404, Los Angeles, California 90049
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (310) 820-5559
               --------------------------------------------------
              (Registrant's telephone number, including area code)


            --------------------------------------------------------------
            (Former name and former address, if changed since last report)

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)     Exhibits

          Exhibit
          Number          Description
          ------          -----------

           99.1 Grill Concepts, Inc. quarterly earnings release for the quarter ended March 28, 2004

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On May 26, 2004, Grill Concepts, Inc. issued an earnings release announcing its financial results for the quarter ended March 28, 2004 and restatement of its earnings for the year ended December 28, 2003 to reflect the application of variable accounting to its stock option plan. A copy of the earnings release is attached as Exhibit 99.1.

     The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 12 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GRILL CONCEPTS, INC.

Dated: May 26, 2004
                                   By: /s/ Robert Spivak
                                         Robert Spivak
                                         President

Exhibit 99.1


                                                 6500 Wilshire Blvd., Suite 1900
                                                           Los Angeles, CA 90048
                                                           T      (323) 866 6060
                                                           F      (323) 866 6068
                                                                W www.pondel.com


NEWS
RELEASE


CONTACTS:     Daryl E. Ansel
              Chief Financial Officer
              Grill Concepts, Inc.
              (310) 820-5559

              Roger S. Pondel/Angie H. Yang
              PondelWilkinson Inc.
              (323) 866-6004
              investor@pondel.com


                     GRILL CONCEPTS REPORTS HIGHER REVENUES
             FOR 2004 FIRST QUARTER; SAME STORE SALES INCREASE 7.8%

                 -- EARNINGS IMPACTED BY EXPENSING OF OPTIONS --

     LOS ANGELES, CALIFORNIA - MAY 26, 2004 - Grill Concepts, Inc. (NASDAQ:GRIL) today reported growth of 11.2 percent in consolidated revenues with a 7.8 percent increase in same store sales for the three-month period ended March 28, 2004 as compared to the first quarter of 2003.

     Consolidated revenues, including management and license fees advanced to $13.3 million in the first quarter of 2004 from $11.9 million in the year-earlier period. Total systemwide sales, including all restaurants, owned, operated, managed and licensed, rose 13.9 percent in the quarter to $19.7 million from $17.3 million in 2003. Management believes total systemwide sales is a key measurement for assessing the current strength of The Grill on the Alley and Daily Grill restaurant brands against historical performance.

     Grill Concepts previously announced that as a result of a recent review of its stock option plan, a determination was made that grants under the plan require variable accounting treatment. This accounting treatment reflects the difference between the current market price of the company's stock and the option's exercise price and results in an associated non-cash charge to compensation expense. As a result of the change in accounting treatment, the company filed an amended Form 10-K for the period ended December 28, 2003 restating the financial results for the 2003 full year to reflect the expensing of employee stock options.

     For the 2004 first quarter, the company achieved net income of $87,000, or $0.01 per diluted share, which includes stock option compensation expense of $187,000. This compares with restated net income of $342,000, or $0.06 per diluted share, a year earlier, including stock option compensation expense of $5,000.

     "From an operating perspective, we are off to a strong start in 2004," said Robert Spivak, president and chief executive officer of Grill Concepts. "The strong revenue growth demonstrates continued appreciation for our brand and reinforces our confidence as the year unfolds."

     Same store sales for the Daily Grill restaurants were 8.7 percent higher compared with a year ago, and The Grill on the Alley restaurants achieved an increase of 6.1 percent in comparable sales over the first quarter of 2003. Spivak said first quarter revenues reflected another period of improved check averages and increased guest counts, leading to higher weighted average weekly sales of 6.1 percent at The Grill restaurants and 2.8 percent at Daily Grill restaurants.

     During the first quarter, the company opened its fourth Daily Grill in the greater Washington, D.C. area in the 390-room Hyatt Regency at One Bethesda Metro Center. Recently, Grill Concepts announced plans to open a Daily Grill restaurant in the heart of Santa Monica's entertainment hub in the Colorado Center, a property leased and managed by Tishman Speyer Properties, formerly known as MGM Plaza, and now home to tenants Metro-Goldwyn-Mayer Studios, CBS Enterprises and HBO.

ABOUT GRILL CONCEPTS, INC.

     Grill Concepts owns and manages upscale casual and fine dining, full service restaurants under two core brand names: The Grill on the Alley and Daily Grill. The company operates 23 restaurants including four The Grill on the Alley-branded restaurants in Beverly Hills, Hollywood, San Jose, California, and Chicago, as well as 19 Daily Grill restaurants in Southern and Northern California, the Washington, D.C. metropolitan region, Houston, Texas, Portland, Oregon and Skokie, Illinois.

     This news release contains forward-looking statements, which are based on current operations, plans and expectations. Such statements include, but are not limited to, the company's ability to continue expanding its restaurant network, among other factors. Actual results may differ materially from these statements due to risks and uncertainties beyond the company's control, which are detailed from time to time in the company's filings with the United States Securities and Exchange Commission.

                                  #     #     #
                               (tables to follow)


                      GRILL CONCEPTS, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                        THREE MONTHS ENDED
                                                        ------------------
                                                     MARCH 28,      MARCH 30,
                                                       2004          2003
                                                   ------------  ------------
                                                                  (restated)
Revenues:
  Sales                                            $12,958,000   $11,667,000
  Management and license fees                          296,000       255,000
                                                   ------------  ------------
    Total revenues                                  13,254,000    11,922,000

Cost of sales                                        3,630,000     3,174,000
                                                   ------------  ------------
Gross profit                                         9,624,000     8,748,000
                                                   ------------  ------------

Costs and expenses:
  Restaurant operating expenses                      7,776,000     6,997,000
  Gain on disposal of assets                                --       (12,000)
  General and administrative                         1,227,000       910,000
  Depreciation and amortization                        386,000       432,000
  Pre-opening costs                                    147,000       187,000
                                                   ------------  ------------
    Total operating expenses                         9,536,000     8,514,000
                                                   ------------  ------------

Income from operations                                  88,000       234,000

Interest expense, net                                  (34,000)      (48,000)
                                                   ------------  ------------

Income before provision for income taxes, equity
  in loss of joint venture and minority interest        54,000       186,000

Provision for income taxes                             (23,000)      (55,000)

Minority interest in loss of subsidiaries               60,000       216,000
Equity in loss of joint venture                         (4,000)       (5,000)
                                                   ------------  ------------

Net income                                         $    87,000   $   342,000
                                                   ------------  ------------

Preferred dividends accrued or paid                    (13,000)      (13,000)
                                                   ------------  ------------

Net income applicable to common stockholders       $    74,000   $   329,000
                                                   ============  ============
Net income per share
  Basic                                            $      0.01   $      0.06
                                                   ============  ============
  Diluted                                          $      0.01   $      0.06
                                                   ============  ============
Weighted average shares outstanding
  Basic                                              5,545,864     5,537,071
                                                   ============  ============
  Diluted                                            6,192,910     5,537,071
                                                   ============  ============




Note: The consolidated financial statement for the three months ended March 30, 2003 have been restated from those originally issued by the company to reflect the accounting for employee stock options using variable accounting treatment.

                      GRILL CONCEPTS, INC. AND SUBSIDIARIES
              RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
                                  (unaudited)


SYSTEMWIDE SALES

The following table reconciles Grill Concepts' total consolidated revenues, prepared on the basis of GAAP, to total systemwide sales for the periods presented:


                                         THREE MONTHS ENDED
                                         ------------------
                                     MARCH 28,       MARCH 30,
                                        2004          2003
                                    ------------  ------------
Total consolidated revenues         $13,254,000   $11,922,000
                                    ------------  ------------

Managed restaurants sales             4,572,000     3,302,000

Licensed restaurants sales            2,142,000     2,295,000

  Less management and license fees     (296,000)     (255,000)
                                    ------------  ------------

Total systemwide sales              $19,672,000   $17,264,000
                                    ============  ============
